                                                                                                          EXHIBIT 12


                                                             MERRILL LYNCH PREFERRED CAPITAL TRUST III
                                                              MERRILL LYNCH PREFERRED FUNDING III, L.P.
                                                               COMPUTATION OF RATIOS OF EARNINGS TO
                                                   COMBINED FIXED CHARGES AND PREFERRED SECURITIES DISTRIBUTIONS
                                                                    (dollars in thousands)


                                             FOR THE THREE MONTHS ENDED               FOR THE THREE MONTHS ENDED
                                                   JUNE 29, 2001                           JUNE 30, 2000
                                          ----------------------------------       ----------------------------------
                                          MERRILL LYNCH     MERRILL LYNCH          MERRILL LYNCH        MERRILL LYNCH
                                           PREFERRED         PREFERRED               PREFERRED            PREFERRED
                                         CAPITAL TRUST III   FUNDING III, L.P.    CAPITAL TRUST III    FUNDING III, L.P.
                                         -----------------  -----------------     -----------------    ----------------
Earnings                                    $ 13,531           $ 15,862              $ 13,531           $ 15,890
                                            ========           ========              ========           ========



Fixed charges                               $      -           $      -              $      -           $      -

Preferred securities distribution
  requirements                                13,125             13,531                13,125             13,531
                                            --------           --------              --------           --------

Total combined fixed charges and
  preferred securities distributions        $ 13,125           $ 13,531              $ 13,125           $ 13,531
                                            ========           ========              ========           ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                      1.03               1.17                  1.03               1.17




                                             FOR THE SIX MONTHS ENDED                 FOR THE SIX MONTHS ENDED
                                                   JUNE 29, 2001                           JUNE 30, 2000
                                          ----------------------------------       ----------------------------------
                                          MERRILL LYNCH     MERRILL LYNCH          MERRILL LYNCH        MERRILL LYNCH
                                           PREFERRED         PREFERRED               PREFERRED            PREFERRED
                                         CAPITAL TRUST III   FUNDING III, L.P.    CAPITAL TRUST III    FUNDING III, L.P.
                                         -----------------  -----------------     -----------------    ----------------

Earnings                                    $ 27,062           $ 31,763              $ 27,062           $ 31,770
                                            ========           ========              ========           ========



Fixed charges                               $      -           $      -              $      -           $      -

Preferred securities distribution
  requirements                                26,250             27,062                26,250             27,062
                                            --------           --------              --------           --------

Total combined fixed charges and
  preferred securities distributions        $ 26,250           $ 27,062              $ 26,250           $ 27,062
                                            ========           ========              ========           ========

Ratio of earnings to combined
  fixed charges and preferred
  securities distributions                      1.03               1.17                 1.03               1.17


